UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 11, 2019

CALIFORNIA WATER SERVICE GROUP

(Exact name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	1-13883 (Commission file number)	77-0448994 (I.R.S. Employer Identification Number)

1720 North First Street San Jose, California (Address of principal executive offices)	95112 (Zip Code)

(408) 367-8200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $0.01	CWT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined by Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02. Termination of a Material Definitive Agreement

In connection with the Offering (as defined below), on June 13, 2019, California Water Service Company, a wholly owned subsidiary of the Registrant (“Cal Water”), redeemed $300 million aggregate principal amount of its Floating Rate First Mortgage Bonds due September 13, 2020, Series UUU. The redemption was effected pursuant to the terms of the indenture and supplemental indentures governing the Series UUU bonds. The Series UUU bonds were redeemed at a redemption price equal to 100% of the outstanding principal amount of the Series UUU bonds plus accrued and unpaid interest to the date of redemption.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On June 11, 2019, Cal Water completed the sale and issuance (the “Offering”) to the public of $100 million principal amount of its 3.40% First Mortgage Bonds due June 11, 2029, Series VVV, $100 million principal amount of its 4.07% First Mortgage Bonds due June 11, 2049, Series WWW, and $200 million principal amount of its 4.17% First Mortgage Bonds due June 11, 2059, Series YYY (collectively, the “Bonds”) pursuant to a Bond Purchase Agreement, dated June 11, 2019. Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC acted as join lead placement agents for the Offering, and Samuel A. Ramirez & Company, Inc. acted as co-placement agent for the Offering.

Interest on the Bonds will accrue semi-annually and be payable in arrears on June 11 and December 11 of each year, commencing December 11, 2019. The Bonds rank equally with all of Cal Water’s other First Mortgage Bonds and are secured by liens on Cal Water’s properties, subject to certain exceptions and permitted liens.

Cal Water used the net proceeds from the sale of the Bonds to pay down outstanding short-term borrowings and to redeem the Series UUU bonds.

The Bonds were not registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This report is neither an offer to sell nor a solicitation of an offer to buy any of the Bonds.

The foregoing description of the Bonds is qualified in its entirety by reference to the full terms and conditions of the Sixty-Second Supplemental Indenture dated as of June 11, 2019, which is filed as Exhibit 10.1 hereto and incorporated by reference.

Item 9.01.                                        Financial Statements and Exhibits.

Exhibit No.	Description
10.1

Sixty-Second Supplemental Indenture dated as of June 11, 2019, between California Water Service Company and U.S. Bank National Association, as Trustee, covering 3.40% First Mortgage Bonds due 2029, Series VVV, 4.07% First Mortgage Bonds due 2049, Series WWW, and 4.17% First Mortgage Bonds due 2059, Series YYY.

99.1	Press Release issued June 11, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALIFORNIA WATER SERVICE GROUP

Date: June 18, 2019	By:	/s/ Thomas F. Smegal
	Name:	Thomas F. Smegal
	Title:	Vice President, Chief Financial Officer & Treasurer